UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  April 30, 2004


                 AEI INCOME & GROWTH FUND 25 LLC
   (Exact Name of Registrant as Specified in its Charter)

                        State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




         000-50609                      75-3074973
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


       30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
           (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On April 30, 2004, the Limited Liability Company (the Company) purchased an Applebee's restaurant in Macedonia, Ohio from PRECO II CRIC LLC. The total cash purchase price of the land and building was approximately $3,080,000. PRECO II CRIC LLC is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired - Not
             Applicable.

        (b) On April 30, 2004, the Company purchased the property for $3,080,000. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on September 11, 2003 (date the Company commenced operations), the Company's Investments in Real Estate would have increased by $3,080,000 and its Current Assets
             (cash) would have decreased by $3,080,000.

             Rental Income for the Company would have increased from $20,435 to $93,363 for the period ended December 31, 2003 if the Company had owned the property during the period.

             Depreciation Expense would have increased by $17,920 for the period ended December 31, 2003.

             The net effect of these proforma adjustments would have caused Net Income to increase from $43,189 to $98,197, which would have resulted in Net Income of $22.25 per LLC Unit outstanding for the period ended December 31, 2003.

        (c)  Exhibits

                Exhibit 10.1 - Assignment     of    Purchase
                               Agreement   dated   April 22,
                               2004  between   the   Company
                               and AEI Fund Management, Inc.
                               relating   to   the  Property
                               at 7159  Macedonia    Commons
                               Boulevard, Macedonia, Ohio.

                Exhibit 10.2 - Assignment  and Assumption of
                               Lease dated  April 30,   2004
                               between the Company and PRECO
                               II CRIC LLC  relating to  the
                               Property at   7159  Macedonia
                               Commons Boulevard, Macedonia,
                               Ohio.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 25
                              LLC

                              By:  AEI Fund Management XXI,Inc
                             Its:  Managing Member


Date:  May 7, 2004            /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its:  Chief Financial Officer